Exhibit 10.2

ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this “Agreement”) is entered into as of June 13, 2024, by and among Entravision Digital Holdings, LLC, a Delaware limited liability company (“Holdings”), Jim Dorian Kramp, an individual and in his capacity as the Seller Representative (“J. Kramp”), Pieter-Jan De Kroon, an individual (“P. De Kroon”), Luc Theodoor Franciscus Maria De Kroon, an individual (“L. De Kroon” and together with J. Kramp and P. De Kroon, the “Sellers”), Entravision Communications Corporation, a Delaware corporation (“Entravision” and together with Holdings, the “Entravision Parties”) and IMS Internet Media Services, Inc., a Delaware corporation (“IMS”). The parties to this Agreement are collectively referred to herein as “Parties” and each of them individually as a “Party”. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Purchase Agreement (as defined below).

RECITALS

A. Holdings previously acquired all of the issued and outstanding Shares in MediaDonuts Pte. Ltd., a company organized under the laws of the Singapore (the “Company”) from the Sellers pursuant to the terms of that certain Securities Purchase Agreement, dated as of June 4, 2021, by and among the Company, Holdings, Entravision, the Sellers and the Seller Representative (the “Purchase Agreement”).

B. In connection with the closing of the transactions contemplated by the Purchase Agreement, the Parties entered into that certain Earn-Out Agreement, dated July 1, 2021 (the “Earn-Out Agreement”).

C. Holdings has agreed to sell the Shares to IMS pursuant to the terms and conditions of that certain Equity Purchase Agreement, dated on or about even date hereof (the “IMS Purchase Agreement”).

D. In connection with the closing of the transactions contemplated by the IMS Purchase Agreement (the “Transactions”), Holdings has agreed to assign to IMS, and IMS has agreed to assume, all obligations under the Earn-Out Agreement.

E. Simultaneously with the above mentioned assignment, Sellers and IMS have agreed to fully replace all rights and obligations under the Earn-Out Agreement by the new terms and conditions agreed under a contractual arrangement between Sellers and IMS entered into in May 31, 2024, regarding future payments (the “IMS Sellers Agreement”), without any residual liabilities surviving under the Earn-Out Agreement.

F. Sellers are entering into this Agreement to consent to the assignment and assumption of the Earn-Out Agreement, confirm the full replacement of such Earn -Out Agreement by the terms under the IMS Sellers Agreement and to release Entravision from any and all obligations under the Earn-Out Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.
Assignment of Earn-Out Agreement. Effective upon the closing of the Transactions and payment of the Closing Payment (the “Closing”) and without the need for any further action on the part of any person or entity, Holdings and Entravision hereby grant, convey, transfer, assign and set over unto IMS the Earn-out Agreement and all of Holdings’ and Entravision’s respective right, title and interest in, to and the Earn-Out Agreement.
2.
Assumption . Effective upon the Closing and without the need for any further action on the part of any person or entity, (i) IMS hereby accepts such assignment and simultaneously, (ii) IMS and the Sellers agree fully replace all rights and obligations under the Earn-Out Agreement by the terms and conditions agreed under the IMS Sellers Agreement without any residual liability surviving under the Earn-Out Agreement towards IMS.
3.
Consent. By their respective signatures hereto, the Sellers hereby consent to the assignment and assumption set forth in Section 1 and Section 2 hereof, effective upon payment of the Closing Payment (as defined below) pursuant to the provisions of Section 4 hereof. Upon receipt of the Closing Payment, the Sellers acknowledge and agree that neither Holdings nor Entravision shall have any further obligations arising under or related to the Earn-Out Agreement provided that IMS’ obligations will be solely governed by the terms and conditions set forth in IMS Sellers Agreement.
4.
Closing Payment. Substantially concurrent with the Closing, Holdings shall pay, or cause one of its Affiliates to pay, to the Sellers an aggregate amount equal to $6,500,000.00 (the “Closing Payment”). The Closing Payment will be paid to the Sellers via wire transfer of immediately available funds in the amounts and to the accounts set forth opposite each such Seller’s name on Exhibit A, attached hereto. By their respective signatures hereto, the Sellers acknowledge and agree that the Closing Payment will only be made in connection with the Closing and that neither Holdings nor Entravision nor IMS is under any obligation to pay, or cause to be paid, the Closing Payment to Sellers in the event the Closing does not occur.
5.
Termination of this Agreement. In the event the Aleph Purchase Agreement or the IMS Sellers Agreement is terminated in accordance with its terms prior to the Closing for any reason, this Agreement will automatically terminate and become null and void and of no further force or effect ab initio. Upon termination of this Agreement, neither party shall invoke the terms, conditions, or any provisions of this Agreement as evidence or argument in any subsequent legal proceedings, including but not limited to any litigation, arbitration, or administrative hearings, in any jurisdiction. This Agreement, once terminated, shall be deemed null and void for the purposes of any such proceedings, and its termination shall not be construed as an admission or acknowledgment of liability or facts by either Party. The Parties expressly agree that the termination of this Agreement shall not have any precedential effect or be used to influence the outcome of any future disputes or legal matters involving the parties.
6.
Release by Sellers. Subject to payment of the Closing Payment in accordance with Section 4, effective as of the Closing, each of the Sellers, on behalf of such Seller and any of such

Seller’s agents, attorneys, advisors, representatives, successors and assigns (each, a “Seller Releasing Party”, and, collectively, the “Seller Releasing Parties”), hereby irrevocably and forever releases, waives and discharges each of the Holdings, Entravision and their Affiliates and each of their respective past, present and future directors, officers, managers, employees, members, partners, securities holders, agents, attorneys, advisors, representatives, successors and assigns (each, an “Entravision Released Party”, and, collectively, the “Entravision Released Parties”) of and from any and all debts, losses, costs, bonds, actions, causes of action, liabilities, taxes, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, claims, potential claims, counterclaims, cross-claims and demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, any Seller Releasing Party had, presently has or may hereafter have or claim or assert to have against any of the Entravision Released Parties including any and all matters arising out of or related to the Purchase Agreement or the Earn-Out Agreement (the “Seller Released Claims”). Each of the Sellers, on behalf of himself and the other Seller Releasing Parties, hereby represents to the Entravision Released Parties that such Seller Releasing Party: (i) has not assigned any Seller Released Claims, (ii) fully intends to release all Sellers Released Claims against the Entravision Released Parties, and (iii) has consulted with counsel with respect to the execution and delivery of this general release and has been fully apprised of the consequences hereof. Furthermore, each Seller Releasing Party agrees not to, and will cause its Affiliates not to, institute any action against any Entravision Released Party with respect to any Seller Released Claim. Each Seller Releasing Party hereto acknowledges, on behalf of itself and its Affiliates, that it has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Seller Releasing Party is aware of said code section and agrees to expressly waive any rights such Seller Releasing Party and/or any of its Affiliates may have thereunder, as well as under any other statute or common law principles of similar effect.

7.
Release by Entravision Parties. Subject to payment of the Closing Payment in accordance with Section 4, effective as of the Closing, each of the Entravision Parties, on behalf of such itself and any of such Entravision Party’s agents, attorneys, advisors, representatives, successors and assigns (each, an “Entravision Releasing Party”, and, collectively, the “Entravision Releasing Parties”), hereby irrevocably and forever releases, waives and discharges each of the Sellers, the Seller Representative and each of their respective past, present and future, agents, attorneys, advisors, representatives, successors and assigns (each, a “Seller Released Party”, and, collectively, the “Seller Released Parties”) of and from any and all debts, losses, costs, bonds, actions, causes of action, liabilities, taxes, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, claims, potential claims, counterclaims, cross-claims and demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, any Entravision Releasing Party had, presently has or may hereafter have or claim or assert to have against any of the Seller Released Parties, including any and all matters arising out of or related to the Purchase Agreement or the Earn-Out Agreement (the “Entravision Released Claims”). Each of the Entravision Parties, on behalf of itself and the other Entravision Releasing Parties, hereby represents to the Seller Released Parties that such Entravision Releasing Party: (i) has not assigned any Entravision Released Claims, (ii) fully intends to release all Entravision Released Claims against the Seller Released Parties, and (iii) has consulted with counsel with respect to the execution and delivery of this general release and has been fully apprised of the consequences hereof. Furthermore, each Entravision Releasing Party agrees not to, and will cause its Affiliates not to, institute any action against any Seller Released Party with respect to any Entravision Released Claim. Each Entravision Releasing Party hereto acknowledges, on behalf of itself and its Affiliates, that it has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

8.
Release by Sellers. Subject to payment of the Closing Payment in accordance with Section 4, effective as of the Closing, each of the Sellers, on behalf of such Seller and any of such Seller’s agents, attorneys, advisors, representatives, successors and assigns (each, a “Seller Releasing Party”, and, collectively, the “Seller Releasing Parties”), hereby irrevocably and forever releases, waives and discharges IMS and its Affiliates and each of their respective past, present and future directors, officers, managers, employees, members, partners, securities holders, agents, attorneys, advisors, representatives, successors and assigns (each, an “IMS Released Party”, and, collectively, the “IMS Released Parties”) of and from any and all debts, losses, costs, bonds, actions, causes of action, liabilities, taxes, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, claims, potential claims, counterclaims, cross-claims and demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, any Seller Releasing Party had, presently has or may hereafter have or claim or assert to have against any of the IMS Released Parties arising out of or related to the Purchase Agreement or the Earn-Out Agreement, other than those rights and obligations as included in the Sellers IMS Agreement (the “Seller IMS Released Claims”). Each of the Sellers, on behalf of himself and the other Seller Releasing Parties, hereby represents to the IMS Released Parties that such Seller Releasing Party: (i) has not assigned any Seller IMS Released Claims, (ii) fully intends to release all Sellers IMS Released Claims against the Entravision Released Parties, and (iii) has consulted with counsel with respect to the execution and delivery of this general release and has been fully apprised of the consequences hereof. Furthermore, each Seller Releasing Party agrees not to, and will cause its Affiliates not to, institute any action against any IMS Released Party with respect to any Seller IMS Released Claim. Each Seller Releasing Party hereto acknowledges, on behalf of itself and its Affiliates, that it has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Seller Releasing Party is aware of said code section and agrees to expressly waive any rights such Seller Releasing Party and/or any of its Affiliates may have thereunder, as well as under any other statute or common law principles of similar effect.

9.
Acknowledgment. Each Party acknowledges and agrees that the termination set forth in Section 1 hereof and the releases set forth in Section 6, Section 7 and Section 8 hereof will irrevocably and automatically take effect upon payment of the Closing Payment pursuant to Section 4.
10.
Miscellaneous.
(a)
Further Assurances. From and after the date hereof, at the request of Holdings and IMS, the Sellers will execute and deliver or cause to be executed and delivered to Holdings such instruments and other documents as Holdings may request in order to implement the transactions contemplated by this Agreement
(b)
Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, term sheets, letters of interest, correspondence (including email) and undertakings, both written and oral, between any of the Entravision Parties, on the one hand, and Sellers and the Seller Representative, on the other hand, with respect to the subject matter hereof.
(c)
Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of each of the Entravision Parties, the Sellers and the Seller Representative and their respective successors and assigns. Except as set forth in Section 6 and Section 7, each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.
(d)
Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.
(e)
Governing Law. This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Singapore.
(f)
Arbitration. Each Party agrees that any dispute arising out of or in connection with this Agreement or any document or transaction in connection with this Agreement (including any question as to the validity, existence or termination of this Agreement and/or this

Section 7(f)), shall be referred to and finally resolved by arbitration in Singapore to the exclusion of the ordinary courts, in accordance with the Arbitration Rules of the Singapore International Arbitration Center (“SIAC”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The set of the arbitration shall be in Singapore and the arbitration shall be conducted in English by a single arbitrator appointed in accordance with the rules of SIAC. The arbitral award made and granted by the arbitrator(s) shall be final, binding and incontestable, may be enforced by a party against the assets of the other party wherever those assets are located or may be found and may be used as a basis for judgment thereon in Singapore or elsewhere.
(g)
Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including documents in Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Agreement.
(h)
Severability. If any provision of this Agreement or the application of any provision of this Agreement to any Party or circumstance is, to any extent, adjudged invalid or unenforceable, then the application of the remainder of such provision to such Party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby. The Parties shall negotiate to replace any provision of this Agreement adjudged invalid or unenforceable with another valid and enforceable provision that would implement the original intent of the Parties to the maximum extent permitted by applicable Law.
(i)
Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, then this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder; (b) all references to the preamble, recitals, sections, articles, exhibits or schedules are to the preamble, recitals, sections, articles, exhibits or schedules of or to this Agreement; (c) the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender shall also include the feminine and neutral genders, and vice versa; (e) words importing the singular shall also include the plural, and vice versa; (f) the words “include,” “including” and “or” shall mean without limitation by reason of enumeration; and (g) all references to “$” or dollar amounts are to lawful currency of the United States of America.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ENTRAVISION DIGITAL HOLDINGS, LLC

By: /s/ Mark Boelke

Name: Mark Boelke
Title: Chief Financial Officer and Treasurer

ENTRAVISION COMMUNICATIONS CORPORATION

By: /s/ Mark Boelke

Name: Mark Boelke
Title: Chief Financial Officer

/s/ Jim Dorian Kramp
JIM DORIAN KRAMP, an individual and in his capacity as Seller Representative

/s/ Pieter-Jan de Kroon
PIETER-JAN DE KROON, an individual

/s/ Luc Theodoor Franciscus Maria de Kroon
LUC THEODOOR FRANCISCUS MARIA DE KROON, an individual

ims internet media services, inc.

By: /s/ Christian Gaston Taratuta

Name: Christian Gaston Taratuta
Title: Director and Chairman

By: /s/ Ignacio Vidaguren

Name: Ignacio Vidaguren
Title: Director and CEO